UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2017

Industrial Property Trust Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55376	61-1577639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
518 Seventeenth Street, 17th Floor
Denver, CO 80202
(Address of principal executive offices)
(303) 228-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Events.
Estimated Net Asset Value (“NAV”) Per Share
Overview
Based on the recommendation from the Valuation Committee as described below, on December 14, 2017, the board of directors (the “Board”) of Industrial Property Trust Inc. (the “Company”) unanimously approved an estimated NAV of the Company’s common stock of $11.11 per share based on the number of shares issued and outstanding as of November 30, 2017. There have been no material changes between November 30, 2017 and the date of this filing that management of the Company believes would impact the overall estimated NAV per share.
The estimated NAV per share will assist broker-dealers that have participated in the Company’s public offering in meeting their Financial Industry Regulatory Authority obligations. The estimated NAV per share was determined in accordance with the Company’s valuation policy, utilizing guidelines established by Investment Program Association Practice Guideline 2013-01— “Valuation of Publicly Registered, Non-Listed REITs” issued April 29, 2013. It is currently anticipated that the estimated NAV per share will next be determined and disclosed no later than December 2018.
Process
The valuation committee comprised of the Company’s independent directors (the “Valuation Committee”) acted as follows: (i) approved the engagement of a third-party valuation firm to assist in the valuation of the Company’s assets and liabilities; (ii) oversaw the valuation process and methodologies used to determine the estimated NAV per share; (iii) reviewed the reasonableness of the estimated range of NAVs per share; and (iv) recommended the final proposed estimated NAV per share to the Board. The Valuation Committee approved the engagement of Duff & Phelps, LLC (“Duff & Phelps”), an independent global valuation advisory and corporate finance consulting firm that specializes in providing real estate valuation services, to provide third-party appraisals for each of the Company’s real estate properties, and to review various balance sheet items in order to produce a range of estimated NAVs per share of the Company’s common stock as of November 30, 2017. The final estimated NAV per share was ultimately and solely the decision of the Board. Duff & Phelps’ scope of work was conducted in conformity with the requirements of the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute and each of the appraisals was prepared by Duff & Phelps personnel who are members of the Appraisal Institute and have the Member of Appraisal Institute (“MAI”) designation. With the approval of the Valuation Committee, the Company previously engaged and compensated Duff & Phelps to assist the Company in the valuation of the Company’s real estate and other assets and liabilities in connection with the Board’s determination of the estimated per share NAV of the Company’s common stock in August 2015 and December 2016. In addition, affiliates of the Company’s sponsor have engaged and compensated Duff & Phelps to provide third-party appraisals of certain properties owned by other entities advised by the sponsor’s affiliates. Other than the engagements described herein, Duff & Phelps does not have, and during the past two years Duff & Phelps has not had, any direct interests in any transaction with the Company, its sponsor or their respective affiliates.
From the start of its engagement through the issuance of its valuation report as of December 14, 2017, (the “Valuation Report”), Duff & Phelps held discussions with management of the Company, and conducted such appraisals, investigations, research, review and analyses as it deemed necessary. The Valuation Committee, upon its receipt and review of the Valuation Report, concluded that the range of between $10.70 and $11.47 per share for the Company’s estimated NAV as determined in the Valuation Report was reasonable, and recommended to the Board that it adopt $11.11 per share as the estimated NAV of the Company’s common stock, which value is the approximate midpoint of the range determined by Duff & Phelps in its Valuation Report. At a quarterly meeting of the Board held on December 14, 2017, the Board accepted the recommendation of the Valuation Committee and approved $11.11 per share as the estimated NAV of the Company’s common stock as of November 30, 2017.
Methodology
In preparing its Valuation Report, Duff & Phelps, among other things:

•	reviewed property level financial and operating information, requested from, or provided by, the Company;

•	reviewed and discussed with senior management of the Company the historical and anticipated future financial performance of the Company’s properties, including projections prepared by the Company;

•	conducted MAI appraisals which contained analyses on each of the Company’s real property assets and performed analyses and studies for each property;

•
performed physical inspections of approximately 27.8% of the Company’s real properties based on total square footage and 28.2% of the Company’s real properties based on total estimated real property values;

•
researched each market by means of publications and other resources, including local Duff & Phelps market experts, to measure current market conditions, comparable property and lease data, supply and demand factors, growth patterns, and their effect on the subject properties;

•	reviewed primary terms for each of the Company’s mortgage and credit facility liabilities;

•	reviewed calculations related to value allocations to joint venture interests;

•	reviewed estimated incentive fee adjustments;

•	reviewed fully diluted common stock calculations; and

•	performed such other analyses and studies and considered such other factors as Duff & Phelps considered appropriate.
As of November 30, 2017, the Company owned and managed, either directly or through its minority ownership interests in its joint venture partnerships, a portfolio of 294 industrial properties comprised of approximately 45.7 million square feet located in 26 markets throughout the U.S. This portfolio includes:

(square feet in thousands)	Number of Properties	Rentable Square Feet	% Leased
Consolidated portfolio (1):
Operating portfolio (2)	224	35,569	96.7%
Development and value-add portfolio (3)	11	1,891	7.4%
Land parcels (4)	3	N/A	N/A
Total consolidated portfolio	238	37,460	92.2%

Unconsolidated portfolio (5):
Operating portfolio (2)	30	5,889	96.2%
Development and value-add portfolio (3)	10	2,400	55.0%
Land parcels (4)	16	N/A	N/A
Total unconsolidated portfolio	56	8,289	84.2%

Total portfolio:
Operating portfolio (2)	254	41,458	96.6%
Development and value-add portfolio (3)	21	4,291	34.0%
Land parcels (4)	19	N/A	N/A
Total portfolio	294	45,749	90.7%

(1)	The consolidated portfolio reflects properties wholly-owned by the Company.

(2)	The operating portfolio includes stabilized properties.

(3)
The development and value-add portfolio includes properties acquired with the intention to reposition or redevelop, or buildings recently completed which have not yet reached stabilization. The Company generally considers a building to be stabilized on the earlier to occur of the first anniversary of a building's shell completion or a building achieving 90% occupancy.

(4)
Reflects the number of land parcels that are either: under construction, in the pre-construction phase, or undeveloped. For the under construction land parcels, the Company is building nine buildings totaling 3.3 million square feet. For the pre-construction phase land parcels, the Company is planning to build 13 buildings totaling 2.0 million square feet.

(5)	The unconsolidated portfolio reflects properties owned through the Company's minority ownership interest in its joint venture partnerships.
As a result, for purposes of the Valuation Report, the Company’s real estate properties were classified into three categories: operating portfolio, development and value-add portfolio, and land parcels. The Board considered the following valuation methodologies with respect to each category which were applied by Duff & Phelps and are summarized in its Valuation Report.
Valuation of Operating and Development and Value-Add Portfolios
Duff & Phelps provided appraised values of all of the Company’s real estate properties in the operating and development and value-add portfolios that were owned and managed as of November 30, 2017 using the income capitalization approach, and more specifically utilizing discounted cash flow analyses as the primary methodology. The sales comparison approach was applied as a secondary methodology.

The income capitalization approach is a valuation methodology that provides an estimation of the value of an asset based on market expectations about the cash flows that such asset would generate over its remaining useful life. The income capitalization approach begins with an estimation of the annual cash flows a market participant would expect the subject asset to generate over a discrete projection period. The estimated cash flows for each of the years in the discrete projection period are then converted to their present value equivalent using a market-oriented discount rate appropriate for the risk of achieving the projected cash flows. The present value of the estimated cash flows are then added to the present value equivalent of the residual value of the asset, which is calculated based upon applying a terminal capitalization rate to the projected net operating income of the property at the end of the discrete projection period, to arrive at an estimate of value.
The sales comparison approach is a valuation methodology that provides an estimation of value based on recent market prices in actual transactions and asking prices for assets. The valuation process is a comparison and correlation between the subject asset and other similar assets. Considerations such as time and condition of sale and terms of agreements are analyzed for comparable assets and are adjusted to arrive at an estimation of the fair value of the subject asset.
The following summarizes the range of terminal capitalization rates and discount rates used to arrive at the estimated market values of the Company’s operating and development and value-add properties:

	Range of Rates	Weighted-Average Rates
Exit capitalization rate	4.75% to 7.75%	5.94%
Discount rate	5.25% to 8.50%	6.57%
Valuation of Land Parcels
As of November 30, 2017, the Company owned and managed, either directly or through its minority ownership interests in its joint venture partnerships, 19 land parcels which were valued using the income capitalization approach, more specifically utilizing discounted cash flow analyses as the primary methodology, and/or the sales comparison approach, described above.
Valuation of Cash, Other Assets and Other Liabilities
The fair value of cash and certain other tangible assets and liabilities, estimated as of November 30, 2017, each approximated carrying or book value due to the liquid nature of such assets and the short term nature of such liabilities.
Additionally, the Company pays distribution fees with respect to Class T shares only. The distribution fees are accrued upon the issuance of Class T shares and are payable monthly in arrears. Based on U.S. generally accepted accounting principles (“GAAP”), the Company accrues for: (i) the monthly amount payable as of the balance sheet date; and (ii) the estimated amount of distribution fees to be paid in future periods based on the Class T shares outstanding as of the balance sheet date. The Company has estimated that approximately $16.6 million of distribution fees were potentially payable in the future with respect to the Class T shares outstanding as of November 30, 2017. The Company does not deduct the liability for estimated future distribution fees in the calculation of the estimated NAV because the Company intends the estimated NAV to reflect the Company's estimated value as of the date the NAV is determined.
Valuation of Debt Obligations
As of November 30, 2017, the Company’s debt consisted of floating rate corporate debt, and fixed and floating rate mortgage debt, including floating rate mortgage debt incurred through its minority ownership interests in its joint venture partnerships.
Floating rate mortgage loans and corporate debt facilities are reflected in the determination of estimated NAV based on GAAP book or carrying values, given that such borrowings can be prepaid by the Company and are not subject to significant prepayment penalties.
Fixed rate mortgage debt is reflected in the determination of estimated NAV based on the fair value (“mark to market” value) of such debt.

•
The estimate of the fair value of the Company’s long-term fixed rate debt was determined by comparing the current market interest rate to the contractual rate on each such debt instrument and discounting to present value the difference in future payments. The weighted-average effective interest rate, or discount rate, assumed for such fixed rate debt was 3.71% per annum compared to a weighted-average contractual rate of 3.34% per annum;

•
While the Company currently intends to retain its fixed-rate debt at least through the dates on which the Company is able to repay such debt without penalty, the estimate of the fair market value of the Company’s fixed-rate debt assumes such debt was theoretically replaced on November 30, 2017, thus resulting in a mark to market positive adjustment of $14.2 million or $0.08 per share;

•
Duff & Phelps and the Company believe that the underlying long-term fixed rate debt assumptions used reflect terms currently available to borrowers seeking terms similar to those of the Company’s existing long-term fixed rate debt instruments based on similar credit profiles.

As of November 30, 2017, the Company had $597.0 million of interest rate swaps in place with a weighted-average duration of 3.2 years, to effectively fix certain floating rate financings. The estimate of fair value of the Company’s interest rate swaps was determined using the market-standard methodology of netting the discounted future fixed cash receipts or payments and the discounted expected variable cash payments or receipts. The variable cash payments or receipts are based on an expectation of future interest rates derived from observable market interest rate curves. While the Company currently intends to retain its interest rate swaps through maturity, the estimate of the fair market value of the Company’s interest rate swaps assumes such swaps were theoretically terminated on November 30, 2017, thus resulting in a mark to market positive adjustment of $16.1 million or $0.09 per share.
Other Valuation Adjustments
Incentive Fee Adjustments
Duff & Phelps reviewed whether the estimated NAV should be adjusted for estimated incentive payment amounts that might be payable to the Company’s sponsor as the holder of special units in Industrial Property Operating Partnership LP, equal to 15.0% of all distributions of net sales proceeds after the Company’s stockholders have received, in the aggregate, cumulative distributions from all sources equal to their capital contributions plus a 6.5% cumulative, non-compounded annual pre-tax rate return thereon. Based on associated return thresholds, no adjustments were made assuming a hypothetical liquidation of the Company as of November 30, 2017, net of estimated costs, expenses, and other fees related to such hypothetical liquidation.
Estimated NAV Methodology and Considerations
The estimated NAV methodology determines the value of the Company by: estimating the current market value of the Company’s assets, including the value of the Company’s real estate assets based on third-party appraisals; subtracting the book value of its debt; and adding or subtracting debt mark to market adjustments, interest rate hedge mark to market adjustments, and certain other assets and liabilities, each as described above. In addition, the estimated NAV methodology includes the Company’s pro rata share of certain assets and liabilities that the Company owns or has incurred through its minority ownership interests in its joint venture partnerships. The resulting amount, which is the estimated NAV of the portfolio as of November 30, 2017, was divided by 174,999,319, the number of shares of the Company’s common stock outstanding on that date to determine the estimated NAV per share.
Exclusions from Estimated NAV
The estimated NAV per share approved by the Valuation Committee and the Board does not take into consideration certain factors including those described below, which could result in a premium or discount to NAV when determining a hypothetical enterprise value:

•	the size of the Company’s portfolio, as some buyers may pay more for the aggregation and management of a large portfolio compared to prices for individual properties;

•
the characteristics of the Company’s working capital, capital structure and other financial considerations for which some buyers may ascribe different values based on term, synergies, cost savings or other attributes;

•	certain third-party transaction costs and expenses that would be paid to realize the enterprise value;

•	estimated disposition fees payable upon liquidation of the Company;

•	services being provided by personnel of the Advisor under the advisory agreement and the Company’s potential ability to secure the services of a management team on a long-term basis; or

•	the Company’s shares could trade at a premium or discount to NAV if the Company were to list its shares of common stock on a national securities exchange.

Estimated Net Asset Value
The table below sets forth the material items included in the calculation of the Company’s estimated NAV per share as of November 30, 2017 and November 30, 2016. The final estimated NAV per share is at the approximate mid-point of the estimated range of NAVs per share determined in the Valuation Report:

	Estimated NAV
	November 30, 2017		November 30, 2016
	(in thousands)	(per share)	(in thousands)	(per share)
Net real estate values (1)	$3,525,511	$20.15	$2,909,562	$19.13
Cash, other assets and other liabilities, net	(36,795)	(0.21)	(35,805)	(0.24)
Debt obligations	(1,574,517)	(9.00)	(1,422,845)	(9.36)
Debt mark to market adjustments	30,204	0.17	29,813	0.20
Incentive fee adjustments	—	—	—	—
Estimated net asset value	$1,944,403	$11.11	$1,480,725	$9.74
Shares of common stock outstanding	174,999		152,070

(1)
The Company's total portfolio consisted of 294 industrial properties totaling 45.7 million square feet and 270 industrial properties totaling 42.7 million square feet as of November 30, 2017 and November 30, 2016, respectively.

The original gross purchase price of the Company’s real properties, including the Company’s pro rata portion of the purchase price with respect to its investments in unconsolidated affiliates, in the aggregate, including post-acquisition capital investments, was approximately $3.1 billion.
Sensitivity Analysis
While the Board believes that the assumptions used in determining the appraised values of the Company’s real properties are reasonable, certain changes in these assumptions could impact the calculation of such values.
The table below illustrates the impact on the estimated NAV and the estimated NAV per share if, for example, the exit capitalization rates or discount rates were adjusted by 25 basis points, assuming all other factors remain unchanged, with respect to the Company’s real properties.

	Increase (Decrease) to the Estimated NAV due to:
	Decrease of 25 basis points (In Thousands)	Decrease of 25 basis points (Per Share)	Increase of 25 basis points (In Thousands)	Increase of 25 basis points (Per Share)
Exit capitalization rates	$98,430	$0.56	$(90,985)	$(0.52)
Discount rates	$73,033	$0.42	$(71,224)	$(0.41)
Limitations of Estimated NAV Per Share
The estimated NAV per share determined by the Board does not represent the fair value of the Company’s assets less liabilities in accordance with GAAP, and such estimated NAV per share is not a representation, warranty or guarantee that: (i) a stockholder would be able to realize the estimated NAV per share if such stockholder attempts to sell his or her shares; (ii) a stockholder would ultimately realize distributions per share equal to the estimated NAV per share upon the Company’s liquidation or sale; (iii) shares of the Company’s common stock would trade at the estimated NAV per share on a national securities exchange; (iv) a third-party would offer the estimated NAV per share in an arm’s-length transaction to purchase all or substantially all of the Company’s shares of common stock; or (v) the methodologies used to determine the estimated NAV per share would be acceptable to the Financial Industry Regulatory Authority. In addition, the Company can make no claim as to whether the estimated NAV per share will or will not satisfy the applicable annual valuation requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”) with respect to employee benefit plans subject to ERISA and other retirement plans or accounts subject to Section 4975 of the Code that are investing in the Company’s shares.
Further, the estimated NAV per share was calculated as of a moment in time, and the value of the Company’s common shares will fluctuate over time as a result of, among other things, developments related to individual assets, acquisitions of additional assets, changes in the real estate and capital markets, sales of assets and the payment of disposition fees and expenses in connection therewith, the distribution of sales proceeds to the Company’s stockholders and changes in corporate policies such as the Company’s distribution level relative to earnings. As a result, stockholders should not rely on the estimated NAV per share as being an accurate measure of the then-current value of shares of the Company’s common stock in making a decision to buy or sell shares of the Company’s common stock, including whether to reinvest distributions by participating in the Company’s distribution reinvestment plan and whether to request redemption under the Company’s share redemption program. In addition, per the terms of the Company's share redemption program, the Company is not obligated to redeem shares of its common stock. The Board may, in its sole discretion, amend, suspend, or terminate the share redemption program at any time if it determines that the funds available to fund the share redemption program are needed for other business or operational purposes or that amendment, suspension, or termination of the share redemption program is in the Company's best interests.
New Price per Share Under the Company’s Distribution Reinvestment Plan
Pursuant to the terms of the Company’s distribution reinvestment plan, shares are issued at the estimated NAV per share most recently disclosed by the Company in a filing with the Securities and Exchange Commission (the “SEC”). As described above, the Board has approved a new estimated NAV of $11.11 per share. Accordingly, starting with distributions declared for the fourth quarter of 2017, which are expected to be paid in January 2018, participants in the Company’s distribution reinvestment plan will have their distributions reinvested in shares of the same class as the shares on which the distributions are made at a price equal to the new estimated NAV of $11.11 per share, rather than at the previous estimated NAV of $9.74 per share.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Consent of Duff & Phelps, LLC
Forward-Looking Statements
This Current Report on Form 8-K, including the exhibits filed herewith, contains forward-looking statements (including, without limitation, statements concerning the estimated NAV per share and assumptions made in determining the estimated NAV per share) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, the Company’s ability to maintain occupancy levels and lease rates at its properties, the Company’s ability to repay or successfully refinance its debt obligations, the future operating performance of the Company’s investments, and those risks set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as amended or supplemented by the Company’s other filings with the SEC. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL PROPERTY TRUST INC.

December 18, 2017	By:	/s/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle
Title: Managing Director, Chief Financial Officer